                                                                    EXHIBIT 12.1

CONTINENTAL AIRLINES, INC.
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
(IN MILLIONS)


                                       Nine Months  Nine Months                                4/28/93  | 1/1/93
                                         Ended         Ended                                   through  | through
                                        9/30/98       9/30/97      1997   1996   1995   1994   12/31/93 | 4/27/93   1992
                                       -------------------------   ----   ----   ----   ----   -------- | -------  ------
                                                                                                        |
Earnings:                                                                                               |
   Earnings (Loss) Before Income                                                                        |
     Taxes, Minority Interest and                                                                       |
     Extraordinary Items                 $537           $518       $639   $428   $310   $(651)   $ (52) |  $(977)   $(125)
                                                                                                        |
   Plus:                                                                                                |
      Interest Expense(a)                 130            126        166    165    213     241      165  |     52      153
      Capitalized Interest                (41)           (23)       (35)    (5)    (6)    (17)      (8) |     (2)      (6)
      Amortization of Capitalized                                                                       |
        Interest                            3              3          3      3      2       1        0  |      0        0
      Portion of Rent Expense                                                                           |
         Representative of Interest                                                                     |
         Expense(a)                       340            289        400    359    360     337      216  |    117      324
                                         ----           ----      -----   ----   ----   -----    -----  |  -----    -----
                                          969            913      1,173    950    879     (89)     321  |   (810)     346
                                         ----           ----      -----   ----   ----   -----    -----  |  -----    -----
Fixed Charges:                                                                                          |
      Interest Expense(a)                 130            126        166    165    213     241      165  |     52      153
      Portion of Rent Expense                                                                           |
        Representative of Interest                                                                      |
        Expense(a)                        340            289        400    359    360     337      216  |    117      324
                                         ----           ----      -----   ----   ----   -----    -----  |  -----    -----
Total Fixed Charges                       470            415        566    524    573     578      381  |    169      477
                                         ----           ----      -----   ----   ----   -----    -----  |  -----    -----
Coverage Adequacy (Deficiency)           $499           $498      $ 607   $426   $306   $(667)   $ (60) |  $(979)   $(131)
                                         ====           ====      =====   ====   ====   =====    =====  |  =====    =====
Coverage Ratio                           2.06           2.20       2.07   1.81   1.53     n/a      n/a  |    n/a      n/a
                                         ====           ====      =====   ====   ====   =====    =====  |  =====    =====

Note: A vertical black line is shown in the table above to separate Continental's post-reorganized consolidated financial data of Holdings since they have not been prepared on a consistent basis of accounting.

        (a) Includes Fair Market Value Adjustments resulting from the Company's emergence from bankruptcy.